As filed with the Securities and Exchange Commission on August 19, 2013

Registration No. 333-184804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS PIPELINE PARTNERS, L.P.*

ATLAS PIPELINE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	23-3011077
Delaware	1311	20-3879234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

(877) 950-7473

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Gerald R. Shrader

Atlas Pipeline Partners GP, LLC

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275-1011

(877) 950-7473

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of communications to:

Mark Rosenstein, Esq.

Ledgewood

1900 Market Street

Philadelphia, Pennsylvania 19103

(215) 731-9450

*	See table of additional registrants.

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment withdraws from registration all securities of the registrants that remain unsold hereunder and terminates the registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
Atlas Pipeline Operating Partnership, L.P.	Delaware	23-3015646	Park Place Corporate Center One 1000 Commerce Drive, 4th Floor Pittsburgh, PA 15275-1011 (877) 950-7473

Velma Intrastate Gas Transmission Company, LLC	Delaware	26-2877615	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Slider WestOk Gathering, LLC	Delaware	26-3063706	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Pipeline Mid-Continent Holdings, LLC	Delaware	37-1492980	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Pipeline Mid-Continent LLC	Delaware	37-1492980	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Chaney Dell, LLC	Delaware	42-1733101	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Midkiff, LLC	Delaware	42-1733099	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

NOARK Energy Services, L.L.C.	Oklahoma	73-1551901	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Velma Gas Processing Company, LLC	Delaware	45-1543387	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Pipeline NGL Holdings, LLC	Delaware	80-0710914	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Pipeline NGL Holdings II, LLC	Delaware	90-0699888	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Laurel Mountain, LLC	Delaware	26-4834348	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Atlas Pipeline Tennessee, LLC	Pennsylvania	83-0504919	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Barnett, LLC	Delaware	45-2561587	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Pecos Pipeline LLC	Delaware	26-3633417	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

Tesuque Pipeline, LLC	Delaware	27-0632723	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Arkoma Holdings, LLC	Delaware	90-0918336	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Arkoma Midstream, LLC	Delaware	27-3677594	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Gas Treating LLC	Delaware	27-0592931	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

APL Arkoma, Inc.	Delaware	27-3684911	110 West 7th Street, Suite 2300 Tulsa, Oklahoma 74119 (877) 950-7473

WITHDRAWAL OF SECURITIES FROM REGISTRATION AND

TERMINATION OF RELATED REGISTRATION STATEMENT

On November 7, 2012, Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation and the other registrants hereunder (the “Registrants”), filed a Registration Statement on Form S-4 (No. 333-184804) (as amended, the “Registration Statement”), which was declared effective on April 12, 2013. The Registration Statement registered debt securities with a proposed maximum aggregate offering price of $500,000,000 and related guarantees.

The Registrants are electing to terminate the offering under the Registration Statement. No offers of securities were made and no securities were sold, leaving all of the securities unsold. Pursuant to the undertakings of the Registrants set forth in Part II of the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, all of the debt securities and guarantees that remain unsold under the Registration Statement and to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 19, 2013.

ATLAS PIPELINE PARTNERS, L.P.

By:	ATLAS PIPELINE PARTNERS GP, LLC, its General Partner

	By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on August 19, 2013.

/s/ Robert W. Karlovich, III
Robert W. Karlovich, III

Chief Financial Officer and Chief Accounting Officer,

for himself and as attorney-in-fact for:

Edward E. Cohen	Chairman

Jonathan Z. Cohen	Vice Chairman

Eugene N. Dubay	President, Chief Executive Officer and Director

Tony C. Banks	Director

Curtis D. Clifford	Director

Gayle P.W. Jackson	Director

Martin Rudolph	Director

Michael L. Staines	Director

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 19, 2013.

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on August 19, 2013.

/s/ Robert W. Karlovich, III
Robert W. Karlovich, III Chief Financial Officer (principal financial officer and principal accounting officer), for himself and as attorney-in-fact for:

Edward E. Cohen	Chairman and Chief Executive Officer

Jonathan Z. Cohen	Vice Chairman

Eugene N. Dubay	President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 19, 2013.

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC its general partner

ATLAS PIPELINE MID-CONTINENT HOLDINGS, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS PIPELINE TENNESSEE, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

APL LAUREL MOUNTAIN, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS PIPELINE MID-CONTINENT LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC

By:	Atlas Pipeline Mid-Continent LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

SLIDER WESTOK GATHERING, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

VELMA GAS PROCESSING COMPANY, LLC

By:	Atlas Pipeline Mid-Continent LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS PIPELINE NGL HOLDINGS, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS PIPELINE NGL HOLDINGS II, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS MIDKIFF, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

ATLAS CHANEY DELL, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

NOARK ENERGY SERVICES, L.L.C.

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

APL BARNETT, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By	Atlas Pipeline Partners GP, LLC, its general partner

PECOS PIPELINE LLC

By:	APL Barnett, LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By	Atlas Pipeline Partners GP, LLC its general partner

TESUQUE PIPELINE, LLC

By:	APL Barnett, LLC, its sole member

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By	Atlas Pipeline Partners GP, LLC its general partner

APL ARKOMA MIDSTREAM, LLC

By:	APL Arkoma Holdings, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

APL GAS TREATING LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

APL ARKOMA HOLDINGS, LLC

By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer

APL ARKOMA, INC.

By:	/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on August 19, 2013.

/s/ Robert W. Karlovich, III
Robert W. Karlovich, III
Chief Financial Officer and Chief Accounting Officer, for himself and as attorney-in-fact for:

Edward E. Cohen	Chairman

Jonathan Z. Cohen	Vice Chairman

Eugene N. Dubay	President, Chief Executive Officer and Director

Tony C. Banks	Director

Curtis D. Clifford	Director

Gayle P.W. Jackson	Director

Martin Rudolph	Director

Michael L. Staines	Director